Exhibit 99.1

NEWS RELEASE

Lincoln Financial Group Reports First Quarter 2005 Earnings

PHILADELPHIA, May 2, 2005 – Lincoln National Corporation (NYSE:LNC), the parent company of the Lincoln Financial Group of companies, today reported net income of $178.9 million, or $1.01 per diluted share for its first quarter of 2005. By comparison, net income for the first quarter of 2004 was $130.5 million, or $0.72 per diluted share.

Income from operations for the first quarter of 2005 was $172.5 million, or $0.98 per diluted share, compared with $175.3 million, or $0.97 per diluted share, in the first quarter of 2004. Return on equity (ROE), based on income from operations, for the quarter was 12.9%. The attached table defines and reconciles income (loss) from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

Consolidated domestic retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached $6.2 billion, up 27% over the first quarter of 2004. Lincoln reported consolidated retail net flows for the quarter of $2.6 billion, up over 40% from the prior year quarter. Institutional deposits were $1.8 billion for the quarter with $1.2 billion in net flows, marking six consecutive quarters of institutional flows in excess of $1 billion.

“Our management team is focused on building long-term shareholder value by investing in product innovation, investment performance, and effective wholesaling, all of which translate into growth in deposits and assets under management,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “From a long-term value standpoint, it’s important that we do not compromise our risk management practices or pull back on investing in the build-out of our wholesaling and investment management franchises in the face of what we know to be a drag on current period earnings.”

Lincoln Retirement

First quarter income from operations for the retirement segment was $98.6 million versus $102.2 million for the same period a year ago. Income from operations for the first quarter of 2004 included $6.5 million, after-tax, related to contingent interest received in connection with mortgage loans that were paid in full during the quarter.

Gross deposits reached a record $2.6 billion and net flows were $776 million in the quarter. Growth in deposits and flows was fueled by the continued popularity of the Lincoln SmartSecuritySM Advantage, a step-up withdrawal rider on individual variable annuity products and elected on 54% of first quarter deposits. Lincoln’s three-Greek hedging program is performing within management’s proscribed tolerances.

“The retirement segment’s results reflect the continued solid performance of our individual products, including our i4LIFE® Advantage, a variable annuity rider that provides investors with an income management tool, which reported record deposits of $177 million in the quarter,” said Boscia. “We also are very pleased with our Lincoln Alliance® Program, an employer sponsored solution, which reported record deposits in the quarter,” added Boscia.

Life Insurance

Life insurance income from operations was $67.7 million, compared to $74.8 million in the first quarter of 2004. The quarter was impacted by approximately $4 million of unfavorable mortality and higher amortization of deferred acquisition costs (DAC). Contingent interest received in the first quarter of 2004 also contributed $3.7 million to the year-over-year variance.

First year premiums from retail life insurance declined 8% in the quarter as compared to the prior year quarter, primarily due to the competitive landscape and Lincoln’s proactive stance against participating in the sale of investor-owned life insurance products. “We continue to stand by our risk management principles and pricing discipline, recognizing the importance of ensuring the long-term financial health of Lincoln to our stakeholders,” said Boscia.

Investment Management

The investment management segment reported income from operations of $7.4 million for the quarter, compared with income from operations of $12.5 million for the same period a year ago. The year ago quarter included $3.5 million in income from operations from Delaware International Advisors Ltd. (DIAL), which was sold in

September 2004. In the first quarter of 2005, income from operations was primarily impacted by the effect of weak equity markets and volume related costs associated with the period’s record retail deposits.

Total deposits in the quarter for this segment were $5.2 billion and net flows were $2.8 billion. Strength in deposits and flows was the result of continued strong investment performance for both the institutional and retail businesses. Retail mutual fund deposits exceeded $1 billion for the first time in a quarter, an increase in excess of 40% over both the prior year’s first quarter results and over fourth quarter 2004 results.

In April, a new large cap growth team joined Delaware Investments. “The addition of these managers fills an important gap in this critical investment style and is evidence of the attractive platform Jude Driscoll and team have built at Delaware,” said Boscia.

Lincoln UK

For the first quarter, the UK segment’s income from operations was $10.0 million, which compares with $6.2 million in the first quarter of 2004. Results reflect the positive impact of equity markets, higher investment income and the exchange rate.

Corporate and Other

Corporate and Other, which includes financing, distribution expenses, and the amortization of the deferred gain from the reinsurance business sold in 2001, had an operating loss for the first quarter of $11.2 million, versus an operating loss of $20.4 million in the first quarter of 2004. Distribution losses were $13.6 million in the first quarter of 2005 versus $13.3 million a year ago. The first quarter of 2005 included a positive $5.8 million adjustment from a reduction in the deferred tax asset valuation allowance previously established in the company’s Barbados subsidiary.

2005 Outlook

Lincoln expects to continue posting strong results in core long-term drivers of franchise value, namely deposits, flows, and investment performance.

For the retirement segment, Lincoln expects income from operations, as reported in the first quarter of 2005, to benefit from continued positive variable flows recognizing adjustments for equity markets and spread compression guidance, excluding approximately $1 million of favorable investment income. Lincoln’s outlook is dependent upon variable annuity market conditions, continued positive flows, and the absence of fluctuations in the variable annuity hedge program.

Lincoln expects life insurance income from operations to build from results reported in the first quarter after factoring in greater than expected mortality and related DAC expenses of approximately $3 million. Lincoln’s expectations for growth in income are dependent upon modest growth in life insurance in-force and mix of business between permanent and term insurance. Lincoln expects first year premiums for 2005 to equal or modestly outperform 2004 levels. Life sales continue to be pressured by competitive market conditions coupled with the company’s risk management discipline.

Outlook for the retirement and life segment assumes normalized conditions in investment income from commercial mortgage loan prepayment and bond make-whole premiums and partnership income.

For investment management, Lincoln expects income from operations to build from current levels assuming the impact of positive equity markets are offset by the acquisition costs related to significant deposit growth. This expectation excludes net expense of approximately $3.5 to $4.5 million, after-tax, in the second quarter and declining to $2 million of net expense in the second half of the year related to the large cap growth team and related talent acquisitions.

Distribution results remain sensitive to life insurance and other product sales levels, the successful implementation of Lincoln Financial Advisors’ new affiliation model, and the pace of wholesaler expansion in Lincoln Financial Distributors. Recognizing the impact of seasonality in life sales, Lincoln anticipates a modest improvement in distribution losses over 2004 levels.

Lincoln confirms previous 2005 guidance for the UK segment earnings of $36 to $37 million recognizing the effects of any change in exchange rates, as well as adhering to guidance previously provided for the reinsurance deferred gain amortization of $49 million for the year and annual interest expense of $93 million. Lincoln’s equity market guidance remains unchanged from the sensitivity detailed in its 2004 10-K filing and management expects spread compression of 4 to 5 basis points per quarter in retirement with the life segment performing marginally better.

This outlook contains estimates that are forward-looking, and actual results may differ materially. Lincoln’s actual experience in 2005 will almost certainly differ from many of the assumptions utilized in the outlook and the company’s expectations for these and a large number of other factors will probably change, leading us to revise our estimates over time. These factors include, but are not limited to, legislative, regulatory or tax changes affecting the cost and demand of our products, the institution of legal or regulatory proceedings against us or our subsidiaries, and significant changes in estimated future earnings on investment products caused by changes in the equity markets. Please see the Forward-Looking Statements – Cautionary Language that follow for additional factors that may cause actual results to differ materially from our current expectations.

As of March 31, 2005, the book value of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $30.85, compared with $27.99 a year ago. Book value, including accumulated other comprehensive income, was $34.74, compared with $34.36 a year ago. In the first quarter of 2005, 755,000 shares were repurchased at a total cost of $35 million.

Lincoln National Corporation will discuss the company’s first quarter results with investors in a conference call beginning at noon (EDT) on Tuesday, May 3, 2005. The company will also post its first quarter 2005 statistical supplement on its Web site, www.LFG.com.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $116 billion as of March 31, 2005, and had annual consolidated revenues of $5.4 billion in 2004. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Contacts:	Priscilla Brown
215 448-1422
Vice President, Investor Relations and Strategic Communications
investorrelations@LFG.com

Jim Sjoreen
215 448-1420
Second Vice President, Investor Relations
investorrelations@LFG.com

Tom Johnson
215 448-1454
Second Vice President, Media Relations
mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE

Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter Ended March 31,	For the Quarter Ended March 31,
($in millions, except per share amounts)	2005	2004
Net Income	$178.9	$130.5
Less:
Net realized gain/loss on investments and derivatives	(1.8)	(13.0)
Restructuring charges	(1.3)	(7.5)
Reserve development and related amortization on business sold through reinsurance	0.2	0.2
Gain on sale of a subsidiary	9.3	—
Cumulative effect of accounting change	—	(24.5)

Income from Operations	$172.5	$175.3

Earnings per share (diluted)
Net Income	$1.01	$0.72
Income from Operations	$0.98	$0.97

Average Equity
(Excluding accumulated other comprehensive income)	$5,338.8	$5,016.8

Return on Equity
Net Income	13.4%	10.4%
Income from Operations	12.9%	14.0%

LINCOLN NATIONAL CORPORATION

DIGEST OF EARNINGS

For the Quarter Ended March 31

	2005	2004
Revenue	$1,313,239,000	$1,259,030,000
Net Income	178,936,000	130,457,000

EPS - Basic	$1.03	$0.73
EPS - Diluted	$1.01	$0.72

Ave. Shares - Basic	173,695,598	178,274,958
Ave. Shares - Diluted	176,628,890	181,214,395

Forward-Looking Statements – Cautionary Language

Certain statements made in this presentation and in other written or oral statements made by LNC or on LNC’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•	Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, LNC’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products; restrictions on revenue sharing and 12b-1 payments; and the repeal of the federal estate tax;

•	The institution of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions which change the law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of LNC’s fixed annuity and life insurance businesses and demand for LNC’s products;

•	A decline in the equity markets causing a reduction in the sales of LNC’s products, a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs (DAC) and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity;

•	Ineffectiveness of LNC’s various hedging strategies used to offset the impact of declines in the equity markets;

•	A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates and equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	The effect of life settlement business on persistency assumptions used in pricing life insurance business, which may cause profitability of some business to fall below expectations and could potentially result in deficient reserves;

•	Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to LNC’s net income;

•	Lowering of one or more of LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•	Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•	Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

•	The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;

•	Acts of terrorism or war that may adversely affect LNC’s businesses and the cost and availability of reinsurance;

•	Competitive conditions that may affect the level of premiums and fees that LNC can charge for its products;

•	The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key portfolio managers in the Investment Management segment, financial planners in Lincoln Financial Advisors or wholesalers in LFD; and

•	Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. LNC’s annual reports on Form 10-K, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.